UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2020

GRANITE CONSTRUCTION INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12911	77-0239383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 26, 2020, the Audit/Compliance Committee (the “Audit Committee”) of the Board of Directors of Granite Construction Incorporated (the “Company”) in consultation with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), concluded that the Company’s previously issued consolidated financial statements and related disclosures for the year ended December 31, 2017 contained in the Company’s Annual Report on Form 10-K should no longer be relied upon due to misstatements contained in such financial statements. In addition, the annual report of PwC included in the Company’s Annual Report on Form 10-K should no longer be relied upon. The Company previously reported on July 27, 2020, that the Audit Committee had concluded that the Company’s previously issued consolidated financial statements and related disclosures for the year ended December 31, 2018 contained in the Company’s Annual Report on Form 10-K and in the Quarterly Reports on Form 10-Q for the first three quarters of the year ended December 31, 2019 should no longer be relied upon due to misstatements contained in such financial statements.
The misstatements were discovered in connection with the Audit Committee’s independent investigation of forecasts associated with projects in the Heavy Civil operating group. Based on the independent investigation, the Audit Committee concluded, among other things, that, for Heavy Civil operating group projects, the Company did not consistently adhere to its standard operating procedures for forecasting and risk management.  The Audit Committee therefore concluded that, for Heavy Civil operating group projects from 2017 through 2019, the Company lacks sufficient basis to rely on the consistency of its forecasting process and the accuracy of its financial forecast results.
The Company is unable at this time to estimate the amount and effect of the restatements in the affected periods. The Company is working to complete (1) the restatement of its financial statements and (2) the financial statements for the year ended December 31, 2019 and the quarters ended March 31, 2020 and June 30, 2020. The Company intends to file its restated financial statements, as well as its Form 10-K and Form 10-Qs as soon as practicable.
The Audit Committee’s independent investigation is ongoing. The Audit Committee, the Board of Directors and management have begun implementing measures to enhance processes and controls and continue to evaluate appropriate remediation actions. The Audit Committee is working with its independent counsel to complete the investigation, including recommendations for remediation measures. In addition, management continues to assess the effect of the restatements on the Company’s internal control over financial reporting and its disclosure controls and procedures. The Company expects to report one or more material weaknesses following completion of the investigation.
The Audit Committee has discussed the foregoing with PwC.

Forward-looking Statements

Any statements contained in this Current Report on Form 8-K that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, outcomes, outlook, guidance, estimates and results of the independent investigation and preparation of financial statements, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “expects,” “estimates,” “preliminary,” “anticipates,” “plans,” “may,” “will,” “could,” “continue,” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities, performance, growth, demand, strategic plans, outcomes, outlook, guidance, estimates and results of the independent investigation and preparation of financial statements. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, the completion and final results of the independent investigation of the Audit Committee, including any changes to the scope of the investigation, as well as those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K and, except as required by law, we undertake no obligation to revise or update any forward-looking statements for any reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ M. Craig Hall
M. Craig Hall
Senior Vice President, General Counsel and Secretary

Date: August 27, 2020